150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Filed in the Office of	Business Number E0461922014-7
Barbara K. Cegavske	Filing Number 20170196891-74
Secretary of State State Of Nevada	Filed On 05/03/2017
	Number of Pages 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

ON THE MOVE SYSTEMS CORP.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

By resolution of the Board of Directors and by unanimous approval of all of the holders of Series 'E' Preferred Stock, this certificate brings certain modification to the rights, preferences and authorized Share Capital of the Series 'E' Preferred Stock.

Please see attached Exhibit A.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

ARTICLE V

CAPITAL STOCK

SERIES E CONVERTIBLE PREFERRED STOCK

The number of shares constituting the Series E Preferred Shares in Article V shall be modified as follows:

Series E Preferred Stock. The number of shares constituting the Series E Preferred Stock and authorized to be issued shall be 4,350,000 shares.

No other changes are being made.

Subsection (h) shall be added to Article V and shall read as follows. No other changes are being made to Article V.

(h) Negative Control. So long as any Series E Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous approval of all of the holders of the Series E Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series E Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series E Preferred Stock; (c) create or designate any series or class of shares; (d) issue any shares of any series of preferred stock; (e) increase the authorized number of shares of Series E Preferred Stock; (f) increase the authorized number of shares of any series or class of the Company's stock; (g) amend, repeal or modify the bylaws; (h) sell or otherwise dispose of any of the assets of the Company not in the ordinary course of business; (i) elect members to the Board of Directors; (i) incur debt not in the ordinary course of business (j) effect or undergo any change of control of the Company.

P10000031695

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H14000154163 3)))

H140001541633ABCZ

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
14 JUN 25 AM 9:33

To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : INC. PLAN (USA)
Account Number : I20100000017
Phone : (302)428-1200
Fax Number : (302)428-1274

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: cquigley@incplan.net

RECEIVED
14 JUN 26 PM 3:54

COR AMND/RESTATE/CORRECT OR O/D RESIGN

ON THE MOVE SYSTEMS CORP.

Certificate of Status	0
Certified Copy	1
Page Count	01
Estimated Charge	$43.75

C. LEWIS
JUN 27 2014
EXAMINER

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FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

(((H14000154163 3)))

14 JUN 26 AM 9:33

Articles of Amendment
to
Articles of Incorporation
of

On The Move Systems Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

P10000031695

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________________

____
(Florida street address)

New Registered Office Address: ______________________________ *(City)*, Florida __________ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

(((H14000154163 3)))

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change			
☐ Add			
☐ Remove			
2) ☐ Change			
☐ Add			
☐ Remove			
3) ☐ Change			
☐ Add			
☐ Remove			
4) ☐ Change			
☐ Add			
☐ Remove			
5) ☐ Change			
☐ Add			
☐ Remove			
6) ☐ Change			
☐ Add			
☐ Remove			

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

Series E Preferred Stock. There shall be a series of Preferred Stock designated as "Series E Preferred Stock," and the number of shares constituting such series shall be 1,000,000. Such series is referred to herein as the "Series E Preferred Stock."

(a) Stated Capital. The amount to be represented in stated capital at all times for each share of Series E Preferred Stock shall be $.0001.

(b) Rank. All shares of Series E Preferred Stock shall rank subordinate and junior to all of the Corporation's common stock, par value $.0001 per share, and preferred stock, par value $.0001 per share, now or hereafter issued, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

CONTINUED ON ATTACHED EXHIBIT A TO ARTICLES OF AMENDMENT

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(If not applicable, indicate N/A)

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

(((H14000154163 3))) 14 JUN 26 AM 9:33

The date of each amendment(s) adoption: ______________________________, *if other than the* date this document was signed.

Effective date if applicable: 6/28/14
(no more than 90 days after amendment file date)

Adoption of Amendment(s) ***(CHECK ONE)***

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 6-28-2014

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Robert J. Wilson
(Typed or printed name of person signing)

President
(Title of person signing)

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EXHIBIT A

TO

ARTICLES OF AMENDMENT

Series E Preferred Stock. There shall be a series of Preferred Stock designated as "Series E Preferred Stock," and the number of shares constituting such series shall be 1,000,000. Such series is referred to herein as the "Series E Preferred Stock."

(a) Stated Capital. The amount to be represented in stated capital at all times for each share of Series E Preferred Stock shall be $.0001.

(b) Rank. All shares of Series E Preferred Stock shall rank subordinate and junior to all of the Corporation's common stock, par value $.0001 per share, and preferred stock, par value $.0001 per share, now or hereafter issued, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(c) Dividends. No dividend shall be declared or paid on the Series E Preferred Stock.

(d) No Liquidation Participation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of Series E Preferred Stock shall not be entitled to participate in the distribution of the assets of the Corporation. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this section of the articles of incorporation shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

(e) Right to Action by Vote or Consent. Except as otherwise required by law, the shares of outstanding Series E Preferred Stock shall have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series E Preferred Stock shall always constitute sixty-six and two thirds (66 2/3rds) of the voting rights of the Corporation. The 66 2/3rds voting rights may be exercised by vote or written consent based on the will of a majority of the holders of Series E Preferred Stock. Except as otherwise required by law or by the Articles of Incorporation of which this designation is a part, the holders of shares of common stock and Series E Preferred Stock shall vote together and not as separate classes.

(f) No Redemption. The shares of Series E Preferred Stock are not redeemable.

(g) Preemptive Rights. The Series E Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

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